EXHIBIT 10.13

STANDARD FORM OF LOFT LEASE The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 19th day of October, 2001, between URBAN DEVELOPMENT PARTNERS (61) LLC, having an address c/o Urban Management Partners LLC, The Urban Center, 457 Madison Avenue, New York, New York 10022 part of the first party, hereinafter referred to as OWNER, and/or LANDLORD, and AMY PERLIN ANTIQUES, INC., and Wiltshire-Faye, Ltd. having an address at 306 East 61st Street, New York, New York, party of the second part, hereinafter referred to as TENANT,

Witnesseth:          Owner hereby leases to Tenant and Tenant hereby hires from Owner the westerly portion of the fourth (4th) floor as more particularly set forth on the floor plan attached hereto as Exhibit A, in the building known as 306 East 61st Street (the “Building”) in the Borough of Manhattan, City of New York, for the term of ten (10) years (or until such term shall sooner cease and expire as hereinafter provided) to commence on the 16th day of November two thousand and one (2001), and to end on the 31st day of October two thousand and eleven (2011) and both dates inclusive, at an annual rental rate of

See Paragraph 41, below,

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner’s predecessor in interest, Owner may at Owner’s option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:	1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy:
2.      Tenant shall use and occupy demised premises for the sale (primarily at wholesale) of furniture and accessories and associated offices, provided such use is in accordance with the certificate of occupancy for the building, if any, and for no other purpose.

Alterations:

3.      Tenant shall make no changes in or to the demised premises of any nature without Owner’s prior written consent.  Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant’s expense, may make alterations, installations, additions or improvements which are nonstructural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises using contractors or mechanics first approved in each instance by Owner.  Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approval and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner.  Tenant agrees to carry and will cause Tenant’s contractors and sub-contractors to carry such workman’s compensation, general liability, personal and property damage insurance as Owner may require.  If any mechanic’s lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant’s expense, by payment or filing the bond required by law or otherwise.  All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant’s behalf, shall, upon installation, became the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner’s right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant’s expense.  Nothing in this Article shall be construed to give Owner title to or to prevent Tenant’s removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal.  All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant’s removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner’s property or removed from the premises by Owner, at Tenant’s expense.

Repairs:

4.      Owner shall maintain and repair the exterior of and the public portions of the building.  Tenant shall, throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities (if the demised premises encompass the entire floor of the building) and the windows and window frames and, the fixtures and appurtenances therein and at Tenant’s sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by or resulting from the carelessness, omission, neglect or improper conduct of Tenant, Tenant’s servants, employees, invitees, or licensees, and whether or not arising from such Tenant conduct or omission, when required by other provisions of this lease, including Article 6.  Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant’s fixtures, furniture or equipment.  All the aforesaid repairs shall be of quality or class equal to the original work or construction.  If Tenant fails, after ten days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by the Owner at the expense of Tenant, and the expenses thereof incurred by Owner shall he collectible, as additional rent, after rendition of a bill or statement therefor.  If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated.  Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the demised premises and following such notice, Owner shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant’s servants, agents, employees, invitees or licensees as aforesaid.  Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof.  It is specifically agreed that Tenant shall not be entitled to any set off or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease.  Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of any action for damages for breach of contract.  The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply.

Window Cleaning:

5.      Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance:

6.      Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter Tenant shall, at Tenant’s sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, or the Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant’s use or manner of use thereof, or, with respect to the building, if arising out of Tenant’s use or manner of use of the demised premises of the building (including the use permitted under the lease).  Except as provided in Article 30 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto.  Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to Jaw, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner.  Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy.  If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant, In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up” or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises.  Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law.  Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment.  Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Owner’s judgement, to absorb and prevent vibration, noise and annoyance.

Subordination:

7.      This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages.  This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part.  In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Tenant’s Liability Insurance Property Loss, Damage, Indemnity:

8.      Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi public work.  If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner’s own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.  Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney’s fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant’s agents, contractors, employees, invitees or licensees.  Tenant’s liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant.  In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction Fire and Other Casualty:

9.      (a) If the demised premises or any part thereof shall be-damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth.  (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable.  (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner’s right to elect not to restore the same as hereinafter provided.  (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, or 30 days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Owner’s rights and remedies against Tenant under the lease provision in effect prior to such termination, and any rent owing shall be paid up to date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control.  After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and movable equipment, furniture, and other property.  Tenant’s liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant’s occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty.  Notwithstanding the foregoing, including Owner’s obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise.  The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein.  The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance.  If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation.  Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same.  (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

10.    If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease.  Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term and provided further such claim does not reduce Owner’s award.

Assignment Mortgage, Etc.:

11.    Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance.  Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment.  If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.  The consent by Owner to an assignment or underletting shall not in anywise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:

12.    Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto.  Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building.  The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:

13.    Owner or Owner’s agents shall have the right  (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building or which Owner may elect to perform in the premises after Tenant’s failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities.  Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided, wherever possible, they are within walls or otherwise concealed.  Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise.  Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants and may, during said six months period, place upon the demised premises the usual notices “To Let” and “For Sale” which notices Tenant shall permit to remain thereon without molestation.  If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected.  If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property therefrom.  Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant’s obligation hereunder.

Vault, Vault Space, Area:

14.    No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding.  Owner makes no representation as to the location of the property line of the building.  All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/ or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction.  Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

Occupancy:

15.    Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part.   Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner’s work, if any.  In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.  If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business, Tenant shall be responsible for and shall procure and maintain such license or permit.

Bankruptcy:

16.    (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events:  (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute.  Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises.  If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.

 (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period.  In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum.  If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting.  Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Rider to be added if necessary

Default:

17.    (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted “or if this lease be rejected under §235 of Title 11 of the U.S. Code (bankruptcy code);” or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall make default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder or failed to move into or take possession of the premises within thirty (30) days after the commencement of the term of this lease, of which fact Owner shall be the sole judge; then in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced during such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days’ notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

 (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.  If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:

18.    In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or other wise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease.  The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant’s liability for damages.  In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys’ fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting.  Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding.  Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner’s option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner’s sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.  Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder.  In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for.  Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity.  Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses:

19.    If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, after notice if required and upon expiration of any applicable grace period if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder.  If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney’s fees, in instituting, prosecuting or defending any action or proceedings, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs.  The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor.  If Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alterations and Management:

20.    Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known.  There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements.  Furthermore, Tenant shall not have any claim against Owner by reason of Owner’s imposition of any controls of the manner of access to the building by Tenant’s social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations by Owner:

21.    Neither Owner nor Owner’s agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises or the building except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease.  Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same “as is” on the date possession is tendered and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects.  All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

22.    Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demised premises.  Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease.  If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

23.    Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

24.    If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or if Owner has not completed any work required to be performed by Owner, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner’s inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that Owner is able to deliver possession in the condition required by this lease.  If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/ or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in page one of this lease.  The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

25.    The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation.  The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner.  No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided.  All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant.  Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Owner by the payor of such rent or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease.  No act or thing done by Owner or Owner’s agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner.  No employee of Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury:

26.    It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant’s use of or occupancy of said premises, and any emergency statutory or any other statutory remedy.  It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4 except for statutory mandatory counterclaims.

Inability to Perform:

27.    This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures or other materials if Owner is prevented or delayed from doing so by reason of strike or labor troubles or any cause whatsoever beyond Owner’s sole control including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices:

28.    Except as otherwise in this lease provided, a bill statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided.  Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Water Charges:

29.    If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which fact Tenant constitutes Owner to be the sole judge) Owner may install a water meter and thereby measure Tenant’s water consumption for all purposes.  Tenant shall pay Owner for the cost of the meter and the cost of the installation, thereof and throughout the duration of Tenant’s occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense in default of which Owner may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant, as additional rent.  Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and on default in making such payment Owner may pay such charges and collect the same from Tenant, as additional rent.  Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the demised premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system.  If the building or the demised premises or any part thereof is supplied with water through a meter through which water is also supplied to other premises Tenant shall pay to Owner, as additional rent, on the first day of each month,                      %  ($                       ) of the total meter charges as Tenant’s portion.  Independently of and in addition to any of the remedies reserved to Owner hereinabove or elsewhere in this lease, Owner may sue for and collect any monies to be paid by Tenant or paid by Owner for any of the reasons or purposes hereinabove set forth.

Sprinklers:

30.    Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment  be made or supplied in an existing sprinkler system by reason of Tenant’s business, or the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant’s expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature; Tenant shall pay to Owner as additional rent the sum of $                 , on the first day of each month during the term of this lease, as Tenant’s portion of the contract price for sprinkler supervisory service.

Elevators, Heat, Cleaning:

31.    As long as Tenant is not in default under any of the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall :  (a) provide necessary passenger elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (b) if freight elevator service is provided, same shall be provided only on regular business days Monday through Friday inclusive, and on those days only between the hours of 9 a.m. and 12 noon and between 1 p.m. and 5 p.m.; (c) furnish heat, water and other services supplied by Owner to the demised premises, when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (d) clean the public halls and public portions of the building which are used in common by all tenants.  Tenant shall, at Tenant’s expense, keep the demised premises, including the windows, clean and in order, to the reasonable satisfaction of Owner, and for that purpose shall employ the person or persons, or corporation approved by Owner.  Tenant shall pay to Owner the cost of removal of any of Tenant’s refuse and rubbish from the building.  Bills for the same shall be rendered by Owner to Tenant at such time as Owner may elect and shall be due and payable hereunder, and the amount of such bills shall be deemed to be, and be paid as, additional rent.  Tenant shall, however, have the option of independently contracting for the removal of such rubbish and refuse in the event that Tenant does not wish to have same done by employees of Owner.  Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building.  Owner reserves the right to stop service of the heating, elevator, plumbing and electric systems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements or improvements, in the judgment of Owner desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed.  If the building of which the demised premises are a part supplies manually operated elevator service, Owner may proceed diligently with alterations necessary to substitute automatic control elevator service without in any way affecting the obligations of Tenant hereunder.

  Space to be filled in or deleted.

Security:

32.    Tenant has deposited with Owner the sum of $63,000.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the reletting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner.  In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner.  In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner.  Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Captions:

33.    The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions:

34.    The term “Owner” as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder.  The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning.  The term “rent” includes the annual rental rate whether so expressed or expressed in monthly installments, and “additional rent.” “Additional rent” means all sums which shall be due to Owner from Tenant under this lease, in addition to the annual rental rate.  The term “business days” as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.  Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring:

35.    If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

36.    Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faith fully, and comply strictly with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner’s agents may from time to time adopt.  Notice of any additional rules or regulations shall be given in such manner as Owner may elect.  In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto.  The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within fifteen (15) days after the giving of notice thereof.  Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass:

37.    Owner shall replace, at the expense of the Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premise.  Owner may insure, and keep insured, at Tenant’s expense, all plate and other glass in the demised premises for and in the name of Owner.  Bills for the premiums therefor shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid, as additional rent.

Estoppel Certificate:

38.    Tenant, at any time, and from time to time, upon at least 10 days’ prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

Directory Board Listing:

39.    If, at the request of and as accommodation to Tenant, Owner shall place upon the directory board in the lobby of the building, one or more names of persons other than Tenant, such directory board listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such person or persons.

Successors and Assigns:

40.    The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.  Tenant shall look only to Owner’s estate and interest in the land and building for the satisfaction of Tenant’s remedies for the collection of a judgement (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder, or Tenant’s use and occupancy of the demised premises.

Space to be filled in or deleted.	See rider annexed hereto and made a part hereof.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:	URBAN DEVELOPMENT PARTNERS (61), LLC, Landlord

	By:	/s/ Phillip Carter	[L.S.]
Phillip Carter, Managing Member

Witness for Tenant	AMY PERLIN ANTIQUES, INC.

	By:	/s/ Amy Perlin, President	[L.S.]
Name:
Title:

WILTSHIRE-FAYE, LTD., Tenant

	By:	/s/ Amy Perlin, President

ACKNOWLEDGEMENTS

CORPORATE TENANT
STATE OF NEW YORK,	ss.:
County of

On this      day of        ,        , before me personally came to me known, who being by me duly sworn, did depose and say that he resides in                                                     that he is the                                  of                             the corporation described in and which executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

INDIVIDUAL TENANT
STATE OF NEW YORK,	ss.:
County of

On this        day of        ,        , before me personally came to be known and known to me to be the individual described in and who, as TENANT, executed the foregoing instrument and acknowledged to me that he executed the same.

IMPORTANT - PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND
MADE A PART OF THIS LEASE IN
ACCORDANCE WITH ARTICLE 36.

1.      The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner.  There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.  If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant’s expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2.      The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3.      No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors of halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odors, and or vibrations, or interfere in any way, with other Tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building.  Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4.      No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5.      No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises.  In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability and may charge the expense incurred by such removal to Tenant or Tenants violating this rule.  Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

6.      No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part.  No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct.  No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7.      No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof.  Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

8.      Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner.  Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease of which these Rules and Regulations are a part.

9.      No Tenant shall obtain for use upon the demised premises ice, drinking water, towel and other similar services, or accept barbering or bootblacking services in the demised premises, except from persons authorized by Owner, and at hours and under regulations fixed by Owner.  Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

10.    Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner.  Owner will furnish passes to persons for whom any Tenant requests same in writing.  Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons.  Notwithstanding the foregoing, Owner shall not be required to allow Tenant or any person to enter or remain in the building, except on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11.    Owner shall have the right to prohibit any advertising by any Tenant which in Owner’s opinion, tends to impair the reputation of the building or its desirability as a loft building, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12.    Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, or explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

13.    Tenant shall not use the demised premises in a manner which disturbs or interferes with other Tenants in the beneficial use of their premises.

RIDER TO LEASE DATED OCTOBER 19, 2001
BETWEEN URBAN DEVELOPMENT PARTNERS (61), LLC, AS LANDLORD AND
OWNER AND
AMY PERLIN ANTIQUES, INC. AND WILTSHIRE-FAYE, LTD., AS TENANTS

41.         A.           The annual rental rate payable hereunder, which shall be paid in equal monthly installments, in accordance with the “Witnesseth” clause on the first page of the printed portion of this lease shall be as follows:

(i)           For the period beginning on November 16, 2001 through October 31, 2002 at the rate of $189,000.00 per annum;

(ii)          For the period beginning on November 1, 2002 through October 31, 2003 at the rate of $193,725.00 per annum;

(iii)         For the period beginning on November 1, 2003 through October 31, 2004 at the rate of $198,568.13 per annum;

(iv)         For the period beginning on November 1, 2004 through October 31, 2005 at the rate of $203,532.33 per annum;

(v)          For the period beginning on November 1, 2005 through October 31, 2006 at the rate of $208,620.64 per annum.

(vi)         For the period beginning on November 1, 2006 through October 31, 2007 at the rate of $213,836.15 per annum;

(vii)        For the period beginning on November 1, 2007 through October 31, 2008 at the rate of $219,182.06 per annum;

(viii)       For the period beginning on November 1, 2008 through October 31, 2009 at the rate of $224,661.61 per annum;

(ix)         For the period beginning on November 1, 2009 through October 31, 2010 at the rate of $230,278.15 per annum; and

(x)          For the period beginning on November 1, 2010 through October 31, 2011 at the rate of $236,035.10 per annum.

B.           Notwithstanding the recitation of the annual rental rate in Paragraph A above, provided Tenants shall not be in default of any material term, covenant or condition of this Lease beyond applicable notice and cure period at any time during the entire term of this lease, then, and in such event only, the annual rental rate for the period beginning on November 16, 2001 through October 31, 2002 shall be $180,000.00 per annum, and the annual rental rate for the period beginning November 1, 2002 through October 31, 2003 shall be $184,500.00 per annum.

42.         (a)          Tenants’ operation of the demised premises shall be for its own account and liability and Landlord shall in no way be liable for or in any other manner responsible therefore.  Tenant shall indemnify and save harmless Landlord from and against any claim, penalty, loss, damage or expense, including reasonable attorney’s fees, connected with or arising out of Tenants’ use or occupancy of the demised premises, including but not limited to loss or damage by theft, fire and any other hazards, normally covered by comprehensive insurance, and from any damage or injury to persons or property, due to the acts or omissions of Tenants, its agents, servants, employees or invitees.

(b)          Without limiting the indemnities herein contained, Tenants shall, during the term of this Lease and at all times that Tenants are in possession of the demised premises, at its sole cost and expense, maintain comprehensive general liability insurance with respect to the demised premises and its use and occupancy thereof as herein provided with an insurance company or companies satisfactory to Landlord providing coverage in limits of no less than $2,000,000 for bodily injury, and no less than $1,000,000 for property damage.  Tenants shall also maintain all further insurance coverage in such limits as are customarily maintained by comparable operations.  Tenants shall keep all such insurance naming Landlord, Landlord’s managing agent, any superior lessor, any mortgagees designated by Landlord and Tenants, as insureds.  Said insurance shall provide that the insurer will give Landlord ten (10) days’ notice in advance of any cancellation or reduction of coverage and that copies of all endorsements issued after the date of each policy will be forwarded to Landlord.  Tenants shall deliver to Landlord, prior to the commencement of the Lease term and upon request while this paragraph 42 (b) applies a certificate of endorsement of the aforesaid policies.  If at any time, Tenants shall neglect or fail to provide and keep in force such coverage as required hereunder, Landlord may, but is not obligated to, obtain such insurance as the agent of Tenants, the premiums therefore to be deemed Additional Rent hereunder, and the Tenants shall, upon demand, reimburse Landlord therefore, as Additional Rent.  Tenants’ failure to maintain the aforesaid policies shall be a material default hereunder.

(c)          Tenants shall also obtain, as its own cost and expense, naming both Landlord, Landlord’s managing agent, any superior lessor, any mortgagees designated by Landlord, and Tenants as named insured, fire insurance for all personal property which may be affixed to the realty now located in the leased premises and including any future installations.

(d)          Notwithstanding anything herein to the contrary, nothing herein shall prevent Landlord from recovering in the event of fire or other loss under Landlord’s fire or other insurance coverage for all betterments and improvements by Tenants so affixed to the demised premises that are considered part of the realty under law.

(e)          Tenants hereby release Landlord, Landlord’s partners and principals, disclosed or undisclosed, and its agents and their respective employees in respect of any claim (including a claim for negligence) which it might otherwise have against Landlord, Landlord’s partners, and principals, disclosed or undisclosed, and its agents and their respective employees, for loss, damage or destruction with respect to Tenants’ property by fire or other casualty (including rental value or business interest as the case may be) occurring during the term of this Lease and normally covered under a fire insurance policy with extended coverage endorsement in the form normally used in respect of similar property in New York County.

43.           Neither Landlord nor Tenants shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) for any (1) loss or damage to any building, structure, or other tangible property; (ii) liability for personal injury; or (iii) losses under worker’s compensation laws and benefits, even though such loss, damage, or liability might be caused by the negligence of such party, its agents, contractors, invitees, or employees.  Both Landlord and Tenants shall endeavor to obtain a waiver of subrogation from their insurance company.

44.           (a)          Landlord will not furnish any electricity or gas for Tenants at the demised premises and Tenants shall pay for all electricity or gas consumed, as billed by the public utility or, if a meter is shared with an adjacent Tenants, shall pay applicable and agreed upon apportioned charges to the Tenants as billed.  Landlord will furnish heat to the demised premises at the same time Landlord furnishes heat to the building of which the demised premises forms a part.  Commencing on November 16, 2001, Tenants shall pay to Landlord, as additional rent, the sum of $50.00 per month, which sum represents Tenants’ agreed-upon share of the cost of Landlord’s air conditioning maintenance contract in respect of the air conditioning unit servicing the Demised Premises Notwithstanding anything to the contrary contained in this Lease, Tenants shall, at Tenants’ sole cost and expense, maintain, and promptly make all repairs, structural or otherwise ordinary and extraordinary, to all components of the electrical system from and including meters to and within the demised premises.  Tenants shall not be released or executed from the performance of any of its obligations under this Lease for any failure or for interruption or curtailment of electrical or gas service, for any reason whatsoever, and no such failure, interruption or curtailment shall constitute a constructive or partial eviction.

(b)          Landlord shall furnish freight elevator facilities on weekdays on Monday through Friday from 9:00 a.m. to 5:00 p.m., except on legal holidays, and self-service passenger elevator facilities at all times.

(c)          Landlord at its expense shall remove Tenants’s ordinary waste generated solely by office functions from the demised premises at such regular times as Landlord shall from time to time establish.

45.          All signs and lettering except those wholly within and not visible from outside the demised premises will be of a type and manner approved by Landlord to conform with the nature and character of the building.

46.          Tenants agree (a) the business to be conducted at, through and from the demised premises, the kind and quality of merchandise and services offered in the conduct of such business, the sales methods in such business, as well as other elements of merchandising, display and advertising and the appearance of the demised premises and the furniture, fixtures, and decoration therein, and of any signs, lettering, announcements, price schedules, tags or any other kind of forms of inscriptions displayed in or about demised premises, will be dignified and in conformity with the highest standards of practice at the time in question among first-class establishments dealing in the same or similar merchandise, and (b) not affix any signs on windows or doors of the premises with tape.

47.         Tenants shall use and occupy the demised premises only for the purposes stated in Article 2 of the Lease and for no other purposes.  Without limiting the generality of the foregoing, it is an express condition of this Lease and Tenants expressly warrants and agrees that at no time and in no event may the demised premises, or any part thereof, be used for residential purposes.

48.         A.            Tenants may make alterations, additions or improvements in or to the demised premises with the written consent of the Landlord, which consent shall not be unreasonably withheld.  All such work, at any time undertaken by Tenants, shall be in compliance with all rules, orders, regulations or requirements of governmental authorities, having jurisdiction there over and in a good and workmanlike manner.  Workers’ compensation insurance covering all persons employed by Tenants in this connection and general liability insurance, in such limits as may be reasonably requested by Landlord from time to time, shall be maintained by Tenants at Tenants’s sole cost and expense at all times while such work is in progress and Landlord shall be named as an additional insured thereunder.

B.           Subject to the terms covenants and conditions of this Lease and provided Tenants complies with applicable law, and the codes rules and regulations of the appropriate governmental agencies, Tenants, at its own cost and expense, shall be permitted to perform non-structural alterations in order to ready the demised premises for Tenants’s initial occupancy as follows (“Initial Alterations”) (all references shall be to numbered items on the plan annexed at Exhibit B):  a) remove walls nos. 1 and 2; b) remove built-in units and dropped ceilings in Offices Nos. 3, 4, 5 and 6; c) removed side walls no. 5; d) old window noted as no. 7 on the 61st Street side of the building to be replaced; e) create shipping/restoration room where cross-hatched at area between nos. 7, 8 and 9, and move wall out and install large glass double door at no. 9; f) install ventilating fan at window no. 7; g) refinish existing wood floors throughout the space except in a small area at the entrance, and create vestibule with limestone floors at point no. 11 at the entrance.  Tenants shall have access to the building on Saturdays from 10 a.m. until 5 p.m. between November 1, 2001 and November 30, 2001 for the purpose of Tenants performing its Initial Alterations, subject, however, to Tenants paying the reasonable overtime costs incurred by Landlord, as additional rent, for keeping the building open on those days.

49.         Any alterations, additions, or improvements, in whole or in part, undertaken by Tenants shall at the completion of the term of this Lease (or any extension or renewal thereof) the demised premises shall be returned to the physical condition (in whole or in part) that it was received in.

50.         Landlord shall have the right at any time, without the same constituting an actual or constructive eviction, and without incurring any liability to Tenants, to change the arrangement and/or location of entrances of passageways, corridors, elevators, stairs, toilets, or other public parts of the building, and to change the name or number by which the building is known so long as such change does not reduce the size of the demised Premises.

51.         Tenants have examined the demised premises and agree to take possession of same in its “As Is” condition.  Except as may be expressly provided herein to the contrary, Landlord shall have no obligation to furnish, render, or supply any work, labor, services, materials, fixtures, furniture, equipment or decoration to make the demised premises ready or suitable for Tenants’s occupancy.

52.           (a)          Tenants shall not enter into a new sublease with any party for all or any portion of the Demised Premises or assign its interest in this Agreement without Landlord’s prior consent, such consent not to be unreasonably withheld, delayed or conditioned.  Upon Tenants’s request for Landlord’s consent, Tenants shall submit to Landlord, in writing, a counterpart of the proposed assignment or sublease, as the case may be, and the name of the proposed assignee or subtenant, the name and character of its business (which business must be in related interior design area and/or the sale of furniture, furnishings and/or decorative merchandise), the terms of the proposed assignment or sublease and such information as to the proposed assignee’s or subtenant’s financial responsibility and standing and any other information Landlord may reasonably request, including, without limitation, prior 2 years’ tax returns, prior 2 years’ financial statements, a bank reference, and a copy of the previous month’s bank statement.  Upon receipt of such requested information from Tenants, Landlord shall have the option, to be exercised by written notice within 20 days after Tenants’s request for consent, to either (i) terminate this Lease as of the day immediately preceding the proposed commencement date of the assignment or sublease, as the case may be, or (ii) grant or withhold its consent (provided that there is a reasonable basis therefor) to such proposed assignment or sublease, as the case may be.  Notwithstanding anything to the contrary set forth above in this paragraph (a), Landlord shall only have the right to terminate this Lease in connection with a proposed sublease of a portion of the Demised Premises if, and only if, the rent to be paid by the proposed sublessee to Tenants pursuant to the proposed sublease shall exceed, on a dollar per square foot basis, the rent then payable by Tenants to Landlord for the same space.

(b)          If Landlord shall exercise such option, Tenants shall surrender possession of the entire demised premises, or the portion which is the subject of the option, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the demised premises at the expiration of the term.  If the Lease shall be canceled as to a portion of the demised premises only, the rent and Additional Rent payable by Tenants under this Lease shall be abated proportionately according to the ratio that the rentable area in the portion of the space surrendered bears to the rentable area of the entire demised premises.

(c)          In the event of a proposed assignment or subletting in connection with the sale of Tenants’s business or, in the event Landlord shall not exercise the option to cancel the Lease in whole or in part as above required, and Tenants are not in default of any portion of this Lease, then Landlord’s consent to such request shall not be unreasonably withheld or delayed, provided assignee or subtenant conforms to the use permitted by this Lease and with the general tenancy of the building; and

(i)           The proposed assignee or subtenant shall use the demised premises, or the relevant part thereof, solely for business dealing directly with interior design, architects, builders and the like and in conformity with the general tenancy of the building in which the demised premises form a part and, in the Landlord’s sole judgment, reasonably exercised, the proposed assignee or subtenant is engaged in a business and the premises to be sublet or assigned will be used in a manner which,

(aa)           is in keeping with the then standard of the building; and

(bb)          will not violate any negative covenant concerning “use” contained in any other Lease in the building; however, such “use” restrictions are to be construed solely against the Tenants and shall not affect the Landlord’s right to demise the premises, or any relevant part thereof, for such purposes as are permitted by law,

(ii)          The proposed assignee or subtenant is a reputable person of good character, with sufficient proven financial worth to meet the continuing obligation of this Lease; and

(iii)         The proposed assignee or subtenant is not a person with whom the Landlord is then negotiating a Lease for space in the building; and

(iv)        The form and substance of the proposed sublease or assignment shall be in the form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this paragraph; and

(v)         Tenants shall reimburse Landlord for any reasonable costs incurred by Landlord in connection with such assignment or subletting, including, without limitation, any credit check or other investigation performed by Landlord, as to the acceptability of the proposed assignee or subtenant, and any legal fees incurred in connection therewith, which costs shall be deemed Additional Rent hereunder.

(d)          In no event shall any assignment or subletting to which Landlord may have or may not have consented, release Tenants from its obligations under this Lease.  The Tenants’s right to sublet under this paragraph is personal solely to the within named Tenants and confers no such right on any sublessee of the named Tenants.

(e)           If the Landlord shall consent to any proposed assignment or sublease, or shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under subparagraph (a) of this paragraph, Tenants shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including, without limitation, reasonable attorney’s fees and expenses) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

(f)           In the event that (i) Landlord fails to exercise its option under subparagraph (a) of this paragraph and consents to a proposed assignment or sublease, and (ii) Tenants fail to execute and deliver the assignment or sublease to which Landlord consented within sixty (60) days after the giving of such consent, then Tenants shall again comply with all of the provisions and conditions of subparagraph (a) of this paragraph before assigning this Lease or subletting all or part of the demised premises.  In no event shall any sublessee or assignee take possession of the demised premises until Landlord’s approval has been granted and a fully executed original sublease or assignment, approved by Landlord, has been delivered to Landlord.

(g)         If Landlord fails to consent to Tenants’s proposed sublease or sublease amendment with respect to the Demised Premises or to a proposed assignment of Tenants’s interest in this Lease and either Landlord or Tenants are found by a court of competent jurisdiction to have acted in bad faith, then the party found to have so acted in bad faith shall reimburse the other party for all of the successful party’s legal fees (including, without limitation, reasonable attorneys’ fees and disbursements and court filing fees) incurred by the successful party.  Except as set forth in the immediately preceding sentence, the provisions of Paragraph 74 of the Lease remain in full force and effect.

53.         An assignment of more than 50% of stock, partnership interest or membership interest of Tenants may be construed by Landlord as a request to assign or sublet pursuant to paragraph 52 entitling Landlord at its option to terminate this Lease and review the acceptability of such assignee or subtenant under paragraph 52(a).  Notwithstanding such prohibition, Tenants may assign to members of his family no more than one-third degree of consanguinity so long as said assignees are reputable and financially responsible.

54.         If, at the request of and as an accommodation to Tenants, Landlord shall place upon such directory board, as Landlord may from time to time maintain in the lobby of the building, one or more names of persons, firms or corporations other than Tenants, this shall not be deemed to operate as an attornment to Landlord or as a consent by Landlord to an assignment or subletting by Tenants of all or any portion of the demised premises to such persons, firms or corporations.

55.         (a)            In the event that the amount of real estate taxes, assessments, sewer rents, rates and charges, county taxes, transit taxes or any other governmental charge, general, special, ordinary or extraordinary, foreseen and unforeseen (hereinafter collectively called “taxes”), which may now or hereafter be levied or assessed upon the land and building of which the demised premises form a part, (hereinafter called the “real property,”) attributable to any tax year (July 1 to June 30) shall be greater than the amount of taxes on the real property for the year January 1, 2001 to December 31, 2001 (hereinafter referred to as the “base year”), then the Tenants shall pay to the Landlord, as Additional Rent, ten (10%) percent of the increase in taxes for each such year.

(b)          The Landlord shall take the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of time, and the Tenants shall be obliged to pay only its proportionate share, determined as aforesaid, of the installments of any such assessment as shall become due and payable during the term of this Lease or any renewal hereof.

(c)          Any amount due the Landlord under the provisions of this paragraph shall be deemed to be Additional Rent payable by Tenants and collectible by the Landlord as such and shall be paid within ten (10) days after the Landlord shall have submitted a bill to the Tenants showing in detail the computation of the amounts due the Landlord.  Such bill shall be submitted prior to the payment by the Landlord of each installment of real estate taxes imposed on the real property.  Any delay or failure of Landlord in billing any amount payable under this paragraph shall not constitute a waiver or in any way impair the continuing obligation of Tenants to make all payments hereunder.

(d)          If the Landlord shall receive any tax refund in respect of any tax year following the base years, the Landlord may retain out of such tax refund any reasonable expense incurred by it in obtaining such tax refund.  Out of the remaining balance of such tax refund, the Landlord may retain the amount of its proportionate share of the total tax paid for such tax year.  The Landlord shall pay to the Tenants, or apply against Fixed Annual Rent or Additional Rent due Landlord hereunder, its proportionate share of such remaining balance of such tax refund, such share to be determined as the proportionate share of total tax paid (before giving effect to the refund) by the Tenants for the year affected by such tax refund.  Any reasonable and proper expense incurred by the Landlord in contesting the validity or the amount of the assessed valuation, which shall not be offset by a tax refund, shall be added to the taxes due Landlord for the tax year in which such contest shall finally be determined.

(e)          The term “real estate taxes” shall mean all taxes and assessments levied, assessed or imposed at any time by the City of New York or any other governmental authority upon or against the land and/or building of which the demised premises form a part, and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said land and/or building to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments upon or against said land and/or building.  If, due to a future change in the method of taxation or in the taxing authority, a franchise, license, income, transit, profit or other tax, fee or governmental imposition, however designated, shall be levied, assessed or imposed against Landlord in substitution, in whole or in part, for said real estate taxes, or in lieu of additional real estate taxes, then such franchise, license, income, transit, profit, or other tax fee, or governmental imposition shall be deemed to be included within the definition of “real estate taxes” for the purposes hereof.

(f)           In no event shall any rent adjustment hereunder result in a decrease in the Fixed Annual Rent.

(g)          Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Land or the Building.  Should Landlord be successful in any such reduction proceedings and obtain a rebate for any Tax Year for which Tenants has paid installments of the Tax Payment, Landlord, after deducting the expenses shall credit Tenant’s Percentage of such rebate against the next monthly installments of the Fixed Annual Rent payable under this Lease.  In the event that the assessed valuation which had been utilized in computing the Real Estate Taxes payable for the Base Tax Year is reduces (as a result of settlement, final determination of legal proceedings or otherwise) then (i) the Real Estate Taxes for the Base Tax Year shall be retroactively adjusted to reflect such reduction, (ii) the monthly installments of Additional Rent shall be increased accordingly, and (iii) all retroactive Additional Rent resulting from such adjustment shall be payable by Tenants within ten (10) days after the rendition of a bill therefor.

56.         Intentionally Omitted.

57.         In the event that the cost to Landlord for fuel oil and/or gas for heating and/or hot water in the Building during any calendar year during the Term of this Lease shall exceed the cost incurred by Landlord for the fuel oil and/or gas for heating and/or hot water in the Building during the calendar year 2001, then Tenants shall pay to Landlord, as additional rent, five (5%) percent of each and every such increase.  Landlord shall provide to Tenants, no later than three months following the end of each calendar year during the Term of this Lease (including the calendar year 2001), copies of all bills and other reasonable evidence setting forth Landlord’s costs for fuel oil and/or gas for heating and/or hot water during such year and the year 2001, together with Landlord’s statement of the amount due from Tenants, and Tenants shall, within twenty (20) days after the receipt of such evidence and statement, pay to Landlord such amount.  Because the additional rent for fuel oil and/or gas for heating and/or hot water for the first eight months of 2011 cannot be calculated until September 2011, commencing January 1, 2011 and each month thereafter until the expiration date of this Agreement, Tenants shall pay to Landlord an estimated amount as additional rent for fuel oil and/or gas for heating and/or hot water for calendar year 2011 equal to one-twelfth of the payment calculated on the prior calendar year.  In September of 2011 the payments for calendar year 2011 shall be adjusted by comparing the actual costs for fuel oil and/or gas for heating and/or hot water for the first eight months for calendar year 2011 to the actual costs for fuel oil and/or gas for the first eight months of calendar year 2001.

58.         Intentionally Omitted.

59.         All Additional Rent Payments.  (1)  Subject to Tenants’s rights as set forth herein to dispute the mathematical correctness of any statement, bill or demand furnished by Landlord with respect to any item of Additional Rent provided for in this Lease, Tenants’s obligation to make any Additional Rent payments provided for in this Lease shall be absolute and not conditioned on the happening of any act, thing, or occurrence, including without limitation the time or timeliness at or with which such statement, bill or demand is furnished to or made upon Tenants, other than the occurrence of cost increases giving rise to the obligation to make such payments.  Landlord’s failure during the term of this Lease to prepare and delivery any statements or bills, required to be delivered to Tenants hereunder, or Landlord’s failure to make a demand under any other provision of this Lease shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender its rights to collect any Additional Rent which may have become due pursuant to any provisions herein during term of this Lease and shall survive the expiration or sooner termination of this Lease.

(2)          In no event shall any adjustment of any payments payable by Tenants in accordance with the provisions of this Lease result in a decrease in Fixed Annual Rent, nor shall any adjustment of any Additional Rent payable by Tenants pursuant to any provision of this Lease result in a decrease in any other Additional Rent payable by Tenants pursuant to any provisions of this Lease, it being agreed and understood that the payment of Additional Rent under this Lease is an obligation supplemental to Tenants’s obligations to pay Fixed Annual Rent and any Additional Rent pursuant to any other provision of this Lease.

(3)          A lease year shall end after the expiration or termination of this Lease.  The Additional Rent payable by Tenants in respect thereof shall be prorated to correspond to that portion of such Year occurring within the term of this Lease.

60.         If there now is, or shall be installed in the building a “sprinkler system” and said system or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of Tenants, Tenants’s agents, servants, employees, licensees, or visitors, Tenants shall forthwith restore the same to working condition at its own expense, and if the New York Board of Fire Underwriters or the New York Fire Exchange or any bureau, department or official of the State or City government requires or recommends that any changes, modifications, alterations or additional sprinkler heads, or other equipment be made or supplied by reason of Tenants’s business, the location of partitions, trade fixtures or other contents of the demised premises or for any other reason or if any such changes, modifications, alterations, additional sprinkler heads or other equipment became necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the Fire insurance rate so fixed by said exchange or by any fire insurance company, Tenants shall, at its own expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads, or other equipment.

61.         (a)            If the demised premises, or any part thereof, are partially damaged by fire or other casualty, rent, until such damage is repaired, shall be apportioned as described in Article 9 of this Lease only to the extent that the demised premises are rendered untenable.

(b)           In addition to the events described in Article 9(d) of the Lease, if the repair of any damage to the building would, in Landlord’s judgment, require an expenditure of more than forty (40%) percent of the full insurable value of the building immediately prior to the fire or other casualty, Landlord will have the options given to it pursuant to Paragraph 9, subsection (d) of the Lease.

62.         (a)           If Tenants are in arrears in payment of rent or Additional Rent, Tenants waive Tenants’s right, if any, to designate the items against which any payments made by Tenants are to be credited, and Tenants agrees that Landlord may apply any payments made by Tenants to any items Landlord see fit, irrespective of and notwithstanding any designation or request by Tenants as to the items against which any such payments shall be credited.

(b)          In case Tenants shall default in payment of any fixed rent, percentage rent, Additional Rent or any other charge payable hereunder by Tenants to Landlord on any date upon which the same becomes due, and such default shall continue for five (5) days after Landlord shall have given to Tenants a written notice specifying such default, then Tenants shall have ten (10) days from such notice in which to notify Landlord that it disputes the charges.  Landlord shall have ten (10) days to respond.  In the event the issue is not resolved or joined within thirty (30) days, Landlord may give to Tenants a notice of intention to end the term of this Lease at the expiration of three (3) days from the date of the giving of such notice, and, in the event such notice is given, this lease and the term stated hereby granted (whether or not the term shall have commenced) shall expire and terminate upon the expiration of said three (3) days with the same effect as if that day were the date hereinbefore set for the expiration of the term of this Lease, but Tenants shall remain liable for damages as provided in paragraph 18 of this Lease.

63.         In the event any payment under this Lease shall be made in the form of a check from any other person, firm or corporation other than the person, firm or corporation named in this Lease, the acceptance of same by Landlord shall not, under any circumstances, be deemed recognition of a subletting or any assignment of this Lease, regardless of the number of times that such payment shall be made by such other person, firm or corporation.

64.         (a)            If Tenants shall fail to pay all or any part of any installment of Fixed Annual Rent for more than ten (10) days after the same shall become due and payable, Tenants shall pay as Additional Rent hereunder to Landlord a late charge of three (3) cents for each dollar of the amount of such Fixed Annual Rent or Additional Rent which shall not have been paid to Landlord within five (5) days after becoming due and payable.

(b)          In every case in which Tenants are required by the terms of this Lease to pay to Landlord a sum of money (including, without limitation, payment of Fixed Annual Rent and Additional Rent) and payment is not made within fifteen (15) days after the same shall become due, Tenants shall pay as Additional Rent hereunder, interest on such sum or so much thereof as shall be unpaid from the date it becomes due until it is paid.  Such interest shall be computed at a rate which shall be one (1%) percent per month; provided, however, in no event shall such interest be in excess of the highest rate of interest which shall from time to time be permitted under the laws of the State of New York to be charged on late payments of sums of money due pursuant to the terms of a Lease.

(c)          The late charge payable pursuant to sub-paragraph (a) above and the interest payable pursuant to sub-paragraph (b) above shall be (1) payable on demand and (ii) without prejudice to any of Landlord’s rights and remedies hereunder, at law or in equity for nonpayment or late payment of rent or other sum and in addition to any such rights and remedies.  No failure by Landlord to insist upon the strict performance by Tenants of Tenants’s obligations to pay late charges and interest as provided in this paragraph shall constitute a waiver by Landlord of its right to enforce the provisions of this paragraph in any instance thereafter occurring.  The provisions of this paragraph shall not be construed in any way to extend the grace periods or notice periods provided for in paragraph 17 of this Lease.

65.         Notwithstanding anything to the contrary contained in this Lease, any monies due Landlord other than the annual rent are deemed to be Additional Rent, and any default in the payment of Additional Rent shall give to Landlord the same remedies as it has with respect to a default in the payment of rent.

66.         In the event the rent or Additional Rent or any part hereof provided to be paid by Tenants under the provisions of this Lease shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any Federal, State, County or City law, order, or regulation, or by any direction of a public officer or body pursuant to law, or the orders, rules, codes or regulations of any organization or entity formed pursuant to law, whether such organization or entity be public or private, then Landlord, at its option, may at any time thereafter terminate this Lease, by not less than thirty (30) days’ written notice to Tenants, on a date set forth in said notice, in which event this Lease and the term hereof shall terminate and come to an end on the date fixed in said notice as if the said date were the date originally fixed herein for the termination of this Lease.  Landlord shall not have the right to terminate this Lease if Tenants within such period of, thirty (30) days shall, in writing, lawfully agrees that the rental and Additional Rental herein reserved is a reasonable rental and additional rental, and agrees to continue to pay such rental and additional rental and if such agreement by Tenants shall then be legally enforceable by Landlord.

67.         If, in connection with obtaining financing for the building, a bank, insurance company or other lending institution shall request reasonable modifications in this Lease as a condition to such financing, Tenants will not unreasonably withhold, delay, or defer its consent thereto, provided that such modifications do not increase the obligations of Tenants hereunder or materially adversely affect the leasehold interest hereby created.

68.         Intentionally Omitted.

69.         (a)          Tenants agree it shall indemnify and save Landlord harmless against all costs, claims, loss or liability, including reasonable attorney’s fees and expenses, resulting from delay by Tenants in surrendering the demised premises upon the expiration or earlier termination of this Lease, including, without limitation, any claims by any succeeding Tenants founded on such delay.

(b)          The parties recognize and agree that the damage to Landlord resulting from any failure by Tenants’s timely surrender of the demised premises will be substantial, will exceed the amount of monthly rent theretofore payable hereunder, and will be impossible of accurate measurement.  Tenants therefore agree that if possession of the demised premises is not surrendered to Landlord within thirty (30) days after the date of the expiration or earlier termination of the terms of this Lease, then Tenants will pay Landlord, as liquidated damages, for each month and for each portion of any month during which Tenants hold over in the demised premises after expiration or termination of the term of this Lease, a sum equal to one point five (1.5) times the average rent and Additional Rent which was payable per month under this Lease during the last six (6) months of the term hereof.

(c)          The provisions of sub-paragraphs (a) and (b) above are independent of one another and Tenants agree that payments made pursuant to sub-paragraph (b) shall not in any way reduce Tenant’s obligation to indemnify Landlord pursuant to subparagraph (a).  The payments required to be made by Tenants pursuant to subparagraphs (a) and (b) above shall be (i) payable on demand, and (ii) without prejudice to any of Landlord’s rights and remedies hereunder at law or in equity for Tenants’s delay in surrendering the demised premises in accordance with the terms of this Lease upon the expiration or earlier termination of this Lease.

70.         Notwithstanding paragraph 28 of the printed portion of this Lease, all notices by either party to the other shall be given by registered or certified mail, return receipt requested.  A refusal to accept delivery shall be deemed notification.

71.         Tenants shall give notice to Landlord, in writing, promptly after Tenants learns of any accident in or about the demised premises.  This notification shall not be deemed to imply or impose any liability upon Landlord relating to such accident.

72.         Tenants agree, at any time and from time to time, as requested by Landlord, upon not less than ten (10) days prior notice, to execute and deliver a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force as modified and stating the modifications), certifying the dates to which the rent and Additional Rent have been paid, and stating whether or not, to the best knowledge of Tenants, Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which Tenants may have knowledge, and stating whether or not, to the best knowledge of Tenants, any event has occurred which the giving of notice or passage of time, or both, would constitute such a default, and if so, specifying each such event, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by Landlord and by others with whom Landlord may be dealing, regardless of independent investigation.

73.           Tenants shall look only to Landlord’s estate and property in the building for the satisfaction of Tenants’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach of Landlord hereunder, and no other property or assets of Landlord or its partners or principals, disclosed or undisclosed, shall be subject to lien, levy, execution or other enforcement procedure for the satisfaction of Tenants’s remedies under or with respect to this Lease, the relationship of Landlord and Tenants hereunder or Tenants’s use or occupancy of the demised premises; and if Tenants shall acquire a lien on such other property or assets by judgment or otherwise, Tenants shall promptly release such lien by executing and delivering to Landlord an instrument to that effect prepared by Landlord.

74.           If Tenants shall request Landlord’s approval or consent and Landlord shall fail or refuse to give such approval or consent, Tenants shall not be entitled to any damages for any withholding or delay of such approval or consent by Landlord, it being intended that Tenants’s sole remedy shall be an action for injunction or specific performance (the rights to money damages or other injunction being hereby specifically waived), and that such remedy shall be available only in those cases where Landlord shall have expressly agreed in writing not to unreasonably withhold its consent or approval or where as matter of law Landlord may not unreasonably withhold its consent or approval.

75.           Tenants shall and hereby does waive its right and agrees not to interpose any counterclaim or offset, of whatever nature and description, in any proceeding or action which may be instituted by Landlord against Tenants to recover rent, Additional Rent, other charges, or for damages, or in connection with any matters or claims whatsoever arising out of or in any way connected with this Lease, or any renewal, extension, holdover, or modification thereof, the relationship of Landlord and Tenants, or Tenants’s use or occupancy of said premises.  This clause, as well as the “waiver of jury trial” provision of this Lease, shall survive the expiration, early termination, or cancellation of this Lease or the terms thereof.  Nothing herein contained, however, shall be construed as a waiver of Tenants’s right to commence a separate action on a bona fide claim against Landlord.

76.           Tenants expressly acknowledge and agree that Landlord has not made and is not making, and Tenants, in executing and delivering this Lease, is not relying upon any warranties, representations, promises, or statements, except to the extent that the same are expressly set forth in this Lease.

77.           If any conflict shall arise between any of the provisions of this Rider and any of the terms, printed or typewritten, of the printed portion of the Lease to which this Rider is attached, all such conflicts shall be resolved in favor of the provisions of this Rider.

78.           This Lease shall be governed by and construed in accordance with the laws of the State of New York.  If any provisions of this Lease or the application thereto to any person or circumstances for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of the provisions to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law.  This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease or any part thereof to be drafted.  Each covenant, agreement, obligation, or other provision of this Lease on Tenants’s part to be performed shall be deemed and construed as a separate and independent covenant of Tenants, not dependent on any other provisions of this Lease.  All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the content may require.

79.           Definitions and captions.  The captions, numbers and definitions herein are inserted only as a matter of convenience and are not intended to define, limit, construe or describe the scope or intent of any paragraph, nor in any way affect this Lease.  In conjunction therewith, the defined term “Landlord” as used in this Rider shall be deemed to be one and the same as the defined term “Owner” as used in the printed portion of this Lease.

80.           This Lease shall not be binding upon Landlord unless and until it has been duly executed by Landlord arid delivered by Landlord to Tenants.

81.           Except as otherwise specifically stated in this Lease, ail rent due under this Lease, whether base rent or additional rent, is due on the first of each month, in advance.

82.           If Landlord shall incur any expense (whether paid or not) arising from either (a) its performance of any act which Tenants are required to perform hereunder; or (b) enforcement of any of its legal rights or remedies against Tenants, whether related to a default by Tenants hereunder or otherwise, and whether or not formal legal action or proceedings be commenced; or (c) its successful defense of any action or proceeding brought by Tenants whether such action be related to a provision of this Lease or otherwise; or (d) its successful prosecution of any counterclaim or third party claim in the context of an action or third party action brought against it by tenants, such expense, context of action or third party action brought against it by Tenants, such expense, including attorney’s fees and disbursements, shall be paid by the tenant to the Landlord on demand as Additional Rent.  The terms “successful defense” and “successful prosecution” as used herein shall mean any determination on the merits by a Court of competent jurisdiction in favor of the Landlord or, in the event of default by Tenants, the entry of default judgment against him, her or it.

83.           Tenants covenant, represent and warrant that Tenants has had no dealings or negotiations with any broker or agent in connection with the negotiation or consummation of this Lease, and Tenants covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all cost, expense (including, without limitation, attorney’s fees and expenses) or liability for compensation with respect to this Lease or the negotiation thereof.

84.           Tenants agree that the demised premises are to be used solely as stated in paragraph 2, and for no other purpose.  Tenants may conduct accessory activities such as repair or restoration of furniture and inventory, and the packing or assembling of boxes.  Such accessory activities shall be conducted in such a manner, at such times, and to such an extent so as not to create fumes, odors, noise, dirt or dust, damage to the building or its equipment, or disturbance or annoyance to other Tenants and occupants of the building.  Further to the foregoing, it is strictly understood and agreed that Tenants will not cut or saw lumber or engage in hammering; nor will Tenants store utilize packing materials (including but not limited to excelsior) in such a manner or in such quantities that dirt, dusk or risk of fire is created; and only hand tools will be utilized in the repair or restoration of inventory.  All of the foregoing shall be conditioned on Tenants’s compliance with a) existing or future laws, b) existing or future codes, rules, and regulations of any governmental agency having jurisdiction thereon, and c) with the requirements of Landlord’s insurance carrier and applicable insurance regulations.

85.           The Tenants hereunder are the tenants of a lease for the fourth (4th) floor in the Building dated December 18, 1998 made with Landlord’s predecessor in interest 306 East 61 Corp., as Landlord (4th Floor Lease).  Tenants acknowledges that the 4th Floor Lease was terminated as of August 31, 2001 by notice duly and timely given Tenants under Paragraph 65 (“Termination Notice”) of the 4th Floor Lease.  In consideration of Landlord extending the termination date under the Termination Notice through and including November 30, 2001 (“4th Floor Vacate Date”), Tenants agree that the base rent under the 4th Floor Lease from September 1, 2001 shall be $9,375.00 per month.  Provided that no later than the 4th Floor Vacate Date Tenants a) vacates and surrenders possession of the fourth floor in accordance with the terms of the Fourth Floor Lease, b) has paid all rent and additional rent due under the Fourth Floor Lease through the 4th Floor Vacate Date and, c) is not otherwise in material default of the Fourth Floor Lease beyond applicable notice and cure dates, then all of Tenants’s obligations under the Fourth Floor Lease, with the exception of any rights of indemnification to Landlord arising from the claims of third parties, shall cease and terminate as of 4th Floor Vacate Date and Landlord shall credit any security on deposit under the Fourth Floor Lease to the security due under this Lease.  Any unfulfilled obligations of Tenants under the Fourth Floor Lease shall become an obligation of this Lease, and any unpaid rent under the Fourth Floor Lease as of the 4th Floor Vacate Date may be collectible under this Lease as additional rent.

86.           Landlord shall return to Tenants the sum of $31,500.00 of the total of $63,000.00 security deposit held by Landlord under Paragraph 32 of this Lease provided that a) for twelve consecutive months the Landlord has received the base rent on or before the fifth day of each month, as well as additional rent paid in a timely manner as specifically set forth in the Lease, from Tenants by a good check on, time being of the essence, and b) Tenants have delivered to Landlord a certified search from a reputable title, abstract or search company establishing that as of the day that Tenants shall be entitled to the return of the foregoing sum as a result of its timely payment of rent and additional rent as provided in this Paragraph there are no recorded unsatisfied judgments or liens filed against Amy Perlin, the guarantor of this Lease.

URBAN DEVELOPMENT PARTNERS (61), LLC
Landlord

By:	/s/ Phillip Carter
Phillip Carter, Managing Member

AMY PERLIN ANTIQUES, INC., Tenant

By:	/s/ Amy Perlin, President
Amy Perlin, President

WILTSHIRE-FAYE, LTD., Tenant

By:	/s/ Amy Perlin, President
Amy Perlin, President

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 19th day of October in the year 2001 before me, the undersigned, a Notary Public in and for said State, personally appeared AMY PERLIN, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

By:	/s/ Burton R. Ross
Notary Public

EXHIBIT A

1

EXHIBIT B

2

AMENDMENT TO LEASE

Amendment to Lease (this “Amendment”) dated as of June 26, 2002 by and between Urban Development Partners (61), LLC (“Landlord”), having an address c/o Urban Management Partners, LLC, The Urban Center, 457 Madison Avenue, New York, New York 10022, and AP Antiques Corp. (“Tenant”), having an address of 306 East 61st Street, New York, New York 10021.

Whereas, Landlord and Tenant entered into a lease dated March 14, 2002 (the “Lease”) with respect to premises described therein on the fourth floor of the building located at and known as 306 East 61st Street, New York, New York (the “Building”);

Whereas, Tenant desires to lease from Landlord certain premises in the basement of the Building and Landlord is willing to lease to Tenant such space.

Now, therefore, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           All capitalized terms used but not defined in this Amendment shall be deemed to have the meanings ascribed to them in the Lease.

2.   The Lease is hereby amended by adding new paragraph 88, as follows;

88.           Effective as of July 1, 2002 and throughout the term of the Lease, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord approximately 449 usable square feet of storage space in the basement of the Building, as shown on Exhibit A attached hereto (the “Storage Space”) upon all of the terms and conditions set forth in the Lease, except that Landlord shall not be required to provide to the Storage Space any cleaning, heating, ventilation or air conditioning or other service other than to maintain the lighting existing on the date hereof and to provide electricity therefor.  Tenant shall use the Storage Space for the dry storage of Tenant’s business inventory and for no other purpose.  Tenant, at its sole cost and expense, shall at all times (a) keep the Storage Space clean and free of all pests and vermin and in a neat condition; (b) keep all of Tenant’s personal property in the Storage Space insured against water damage, provided same is available at commercially reasonable rates; and (c) replace light bulbs and/or ballasts as required in the Storage Space.  Tenant shall pay to Landlord for the Storage Space a monthly rent as follows:  (i) from July 1, 2002 through and including June 30 2007, $922.70; and (ii) from July 1, 2007 through and including the expiration date of the term of the Lease, $1,038.31.  Tenant shall have access to the Storage Space during regular business hours.  Prior to the effective date of this Amendment, Landlord shall construct demising walls by encaging the Storage Space.  Except as set forth in the preceding sentence, Tenant accepts the Storage Space “as is” in its existing condition and state of repair and acknowledges that Landlord is not required to perform any work or furish any materials in order to prepare the Storage Space for Tenant’s occupancy.  Tenant shall have the option of terminating this Lease with respect to the Storage Space as of October 31, 2006 by giving notice of such termination to Landlord no later than July 31, 2006.  Upon such timely notice by Tenant, this Lease shall expire with respect to the Storage Space only as of 11:59 p.m. on October 31, 2006.  Tenant shall remove all of its property from the Storage Space, this paragraph 88 shall be of no further force and effect and neither Landlord nor Tenant shall have any further rights or obligations under this paragraph 88.

3.           As amended hereby, the Lease is ratified, approved and confirmed and shall remain in full force and effect.

4.           This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

In witness whereof, the parties hereto have duly executed this Agreement as of the dare first above written.

Landlord:

Urban Development Partners (61), LLC

By:	/s/ Philip Carter
Philip Carter, Managing Member

Tenant:

AP Antiques Corp.

By:	/s/ Amy Perlin, President
Amy Perlin, President

3

Exhibit “A”

[Storage Space]

BOILER
N

PETER SKUJINS ARCHITECT, P.C.
20 WEST 36TH STREET
4TH FLOOR
NEW YORK, NY 10018
tel. (212) 242-1000
fax. (212) 242-6607

Drawing Title	BASEMENT – AREA TABULATIONS		Revisions
Project Name	306 EAST 61st STREET	Job No. 210	
Date 08.09.01		Dwg No. SK-B	

TOTAL P.04

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